Exhibit 99.1

Exton, PA	Contact: Kevin R. Hoben
December 16, 2019	(860) 704-6820

Omega Flex, Inc. (the “Company”) today announced that the Board of Directors declared a special dividend of $3.50 per share payable on December 30, 2019 to shareholders of record on December 26, 2019. According to a company statement, “The Board of Directors has reviewed the anticipated cash needs of the Corporation, and determined that the Corporation has cash and cash equivalents on-hand in excess of the amount necessary to meet the obligations incurred in its operations, fund capital expenditures, and fulfill its corporate objectives, as well as access to an existing revolving line of credit. The Board of Directors takes seriously its responsibility to the Corporation’s shareholders, and given that the Corporation maintains excess cash and cash equivalent assets, the Corporation will return those assets to the shareholders through a special dividend of $3.50 per share.”

This news release contains forward-looking statements, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of our control.

Certain statements in this news release constitute forward-looking statements with the meaning of the Private Securities Litigation Reform act of 1995, that are not historical facts but rather reflect our current expectations concerning future results and events. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company (including its subsidiaries and affiliates) or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this news release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.